Exhibit 99.2

October 23, 2012

Charles Scharf

c/o Vedder Price P.C.

222 North LaSalle Street, Suite 2600

Chicago, Illinois 60601

Dear Charlie:

We are pleased to offer you the opportunity to join Visa Inc. (“Visa” or the “Company”) as Chief Executive Officer. Your first day of employment with Visa will be November 1, 2012. As Chief Executive Officer, you will report to the Board of Directors of the Company. Effective as of November 1, 2012, you will be appointed to the Board of Directors of the Company.

As discussed, your base salary will be paid at the rate of $950,000 per annum (less applicable deductions and withholdings) and is payable on a semi-monthly basis, in accordance with Visa’s regular payroll practices.

In addition, you will be eligible to participate in the Visa Inc. Incentive Plan (VIP) for fiscal year 2013. Your bonus target under the VIP is two hundred fifty percent (250%) of your base salary, with a maximum bonus opportunity of five hundred percent (500%) of your base salary, subject to the terms and conditions of the VIP. Visa’s fiscal year begins on October 1, and any bonus for which you are eligible under the VIP will be paid in November 2013. We will provide you with additional information about the VIP following the commencement of your employment.

You will also be eligible for a long-term performance bonus. Your target long-term performance bonus value will be five hundred percent (500%) of your base salary. Your actual long-term performance bonus value will be determined at the conclusion of each fiscal year based on an evaluation of your performance and that of the Company. Any long-term performance bonus awarded to you will be subject to the terms and conditions of the applicable plan, including vesting requirements, as approved by the Compensation Committee of the Visa Inc. board of directors.

In the event your first day of employment with Visa is after November 1, 2012, your initial VIP award and long-term performance bonus will be pro-rated to reflect your service during the portion of the fiscal year you are employed by Visa.

You will receive a make-whole equity award with a value of $19,000,000, comprised of restricted stock with a grant date value of $13,000,000 and stock options with a grant date value of $6,000,000 (collectively, the “Make-Whole Award”), in each case with the number of shares of Visa common stock subject to such grants being determined by the Compensation Committee based on the “fair value” of each grant type as determined by Visa under the applicable accounting standards. Your Make-Whole Award shall be immediately vested as of its date of grant with respect to that number of shares of restricted stock having a grant date value of $4,447,368 and with respect to that number of stock options having a grant date value of $2,052,632. The remainder of your Make-Whole Award shall become vested in three substantially equal installments on each of the three anniversaries of the date of grant, assuming your continued employment by Visa through each such date; provided, that following the first twelve-month anniversary of the date of grant of the Make-Whole Award, upon the termination of your employment by Visa without Cause1 or your resignation of employment with Visa for Good Reason2, conditioned on your execution and failure to revoke a release of claims against the Company and its affiliates in the form attached to the Visa Inc. Executive Severance Plan (the “Plan”), the Make-Whole Award will become vested, and as applicable, exercisable, with respect to that number of shares of Visa common stock with respect to which the Make-Whole Award would have become vested and/or exercisable assuming you had continued employment with Visa for the twelve month period following your termination of employment, and to the extent vested as of your termination of employment (after giving effect to this paragraph) the Make-Whole Award stock options shall be exercisable for the remainder of the ten-year period from their date of grant. The Make-Whole Award will otherwise be subject to the terms and conditions of the Visa Inc. 2007 Equity Incentive Compensation Plan and the individual award agreements corresponding to the awards. The effective date of grant of your Make-Whole Award will be the next quarterly grant date after your employment commences, which is November 19, 2012.

In the event of your termination of employment with the Company without Cause, your resignation of employment with Visa for Good Reason, death or Disability (as defined in the Plan), in each case where your last date of employment with Visa is during the period commencing on your first day of employment with the Company and ending on November 19, 2012, then conditioned on your (or your estate’s, as applicable) execution and failure to revoke a release of claims against the Company and its affiliates in

[1]

For purposes of the Make-Whole Award, "Cause" shall mean (i) your willful failure to perform your duties with the Company or any subsidiary or controlled affiliate thereof (other than any such failure resulting from incapacity due to physical or mental illness); (ii) your willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; (iii) your conviction of, or plea of guilty or nolo contendere to, a charge of commission of a felony; or (iv) your disclosure of confidential information in violation of the Company’s written policies which is materially and demonstrably injurious to the Company; provided, that no act or failure to act, on your part, shall be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. The cessation of employment by you shall not be deemed to be for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of the conduct described in clauses (i), (ii) or (iv) above, and specifying the particulars thereof in detail.

[2]

For purposes of the Make-Whole Award, "Good Reason: shall mean (i) the assignment to you of any duties inconsistent with your position (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any action by the Company which results in a diminution in any of the foregoing, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by you; (ii) any failure by the Company to provide you with the compensation or other benefits contemplated under this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by you; (iii) any other material breach of this letter by the Company; or (iv) any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to satisfy all of the obligations under this letter in the same manner and to the same extent that the Company would be required to satisfy such obligations if no such succession had taken place.

the form attached to the Plan, the Company will pay you (or your estate, as applicable) a single lump sum cash amount of $6,500,000 on the sixtieth day following your termination of employment with Visa.

During your employment by Visa, you shall be entitled to personal use of Company owned aircraft, up to an annual maximum of $500,000 for the lesser of (1) any expenses set forth in Federal Aviation Regulations Section 91.501(d)(1)-(d)(10), as amended from time to time or (2) the incremental cost to the Company as determined in accordance with Item 402 of Regulation S-K (such lesser amount, “Direct Operating Costs”) that are, in each case, incurred in connection with such usage, and subject to your obligation to promptly reimburse Visa for such Direct Operating Costs of any such use of the Company’s owned aircraft.

We understand, and you agree, that during your employment by Visa you will maintain a personal residence in the San Francisco Bay Area and that, other than with respect to required business travel, you will be performing substantially all of your services as Chief Executive Officer at Visa’s offices in the San Francisco Bay Area in California. You agree that you will relocate your primary residence to the San Francisco Bay Area on or before June 30, 2013. To assist you with your relocation to the San Francisco Bay Area we will provide you with relocation assistance in accordance with the Company’s generally applicable relocation policy; provided that in addition to the benefits provided under such policy you shall be entitled to reimbursement for the cost of temporary housing in the San Francisco Bay Area and related costs for up to $10,000 per month for the period beginning on your commencement of employment with Visa and ending on June 30, 2013, and during such period you shall also be entitled to reimbursement for the cost of twelve first class round-trip air travel between the San Francisco Bay Area and New York for you and/or your family. The Company shall provide you with tax “gross-up” payments with respect to any relocation expense reimbursements that result in taxable income to you, including without limitation taxable income recognized by you as a result of the temporary housing and air travel reimbursement described in the immediately preceding sentence.

To the extent that any reimbursements payable to you pursuant to this offer letter are subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, such reimbursements shall be paid to you no later than December 31 of the year following the year in which the cost was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and your right to reimbursement under this offer letter will not be subject to liquidation or exchange for another benefit.

We are pleased to confirm that effective upon your commencement of employment with Visa, you will be covered under Visa’s group benefit plans, in accordance with their terms and subject to their exclusions and limitations. Visa reserves the right to amend, modify or terminate (in whole or in part) any of our benefits programs at any time. Please see materials in your new hire packet for additional information on the benefits provided by Visa. During your employment by Visa you will be provided coverage under the Company’s directors and officers liability insurance policy and form of indemnification agreement as in effect for other senior executives of the Company.

You are also eligible to become a participant (a “Participant”) in the Plan and thereby will be eligible to receive the severance benefits set forth in the Plan subject to the terms of the Plan. A copy of the Plan is attached to this offer letter. You should read it carefully and become comfortable with its terms and conditions, as well as the terms and conditions set forth below. Capitalized terms not defined in this offer letter will have the meanings assigned to them in the Plan.

This offer letter constitutes your Letter Agreement under the Plan, and by accepting this offer letter, you will be acknowledging and agreeing to the following provisions:

•	that you have received and reviewed a copy of the Plan;

•

that you understand that participation in the Plan requires that you agree to the terms of the Plan (including, without limitation, the covenants set forth in Section 7 of the Plan) and the terms set forth below, and that you irrevocably and voluntarily agree to those terms; and

•	that you have had the opportunity to carefully evaluate this opportunity and desire to participate in the Plan according to the terms and conditions set forth therein and in this offer letter.

Your participation in the Plan will be effective upon the commencement of your employment with Visa, subject to your signing and returning this offer letter to Visa.

With regard to your participation in the Plan, you and the Company (hereinafter referred to as the “parties”) hereby agree as follows:

1.	Your first date of employment with the Company will be your “Eligibility Date” for purposes of your becoming a Participant in the Plan.

2.

If, while the Plan and this offer letter are in effect, you incur a Covered Termination, you will be eligible to receive the Severance Benefits set forth in Section 4(b) of the Plan, subject to the terms and conditions of the Plan.

3.

If you become eligible to receive the Severance Benefits under the Plan, as a condition to their receipt (other than the Accrued Amounts and Other Benefits), you must (i) execute and not revoke a Waiver and Release in substantially the form attached to the Plan as Exhibit A (which form may be modified by the Company only to the extent the Company determines in good faith that any such modification is necessary to make it valid and encompassing under applicable law) within the time periods set forth in the Plan, (ii) comply with the restrictive covenants set forth in Section 7 of the Plan, and (iii) promptly resign from any position as an officer, director or fiduciary of any subsidiary or affiliate of the Company (and take any action reasonably requested by the Company to effectuate such resignation).

4.

You acknowledge that as a Participant in the Plan you will not be eligible to participate in and hereby waive your right to receive severance pay or benefits under, any other Company severance plan, policy or agreement.

5.

You understand that the waiver set forth in Section 4 above is irrevocable for so long as the terms of this offer letter and the Plan remain in effect and that this offer letter and the Plan set forth the entire agreement between the parties with respect to any subject matter covered herein.

6.

Your status as a Participant in the Plan will end on the first to occur of: (i) your termination of employment for any reason other than a “Covered Termination” as defined in Section 2(h) of the Plan, and (ii) the third anniversary of your Eligibility Date; provided that your eligibility to participate will automatically be extended so as to terminate one (1) year from the anniversary of your Eligibility Date, beginning with the third anniversary of your Eligibility Date (the third anniversary of your Eligibility Date is hereinafter referred to as the “Renewal Date”), unless at least ninety (90) days prior to any Renewal Date the Company gives you written notice in accordance with Section 14 of the Plan that your participation in the Plan will not be so extended. Notwithstanding anything herein to the contrary, if a Change of Control occurs while you are a Participant in the Plan, in no event will your status as a Participant in the Plan end prior to the end of the two-(2-) year period beginning on the date on which any such Change of Control occurs (other than as a result of your ceasing to be employed by the Company or an Affiliated Entity for any reason other than a Covered Termination).

7.

You agree that (i) your acceptance of this offer letter results in your enrollment and participation in the Plan pursuant to the terms and conditions of the Plan and this offer letter, and (ii) the terms in this offer letter related to the Plan may not be amended or terminated except pursuant to Section 11 of the Plan.

You also will be subject to the Visa Inc. Clawback Policy (the “Policy”). This Policy allows the board of directors to recoup any excess incentive compensation paid to members of the executive leadership team if the financial results on which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive. In order to demonstrate your receipt of the Clawback Policy and understanding of how it may impact your compensation, please sign and return the enclosed Clawback Policy Acknowledgement. A copy of the Policy is attached to the Acknowledgement form.

*    *    *

In accepting employment with Visa, you represent that you are not under any contractual restrictions, express or implied, with respect to any of your prior positions that will impact your ability to fully meet the needs of this or future positions at Visa. In addition, you agree to be bound by and to comply fully with all Visa policies and procedures for employees.

Nothing in this offer letter is intended to create a fixed term of employment at Visa. Your employment at Visa is on an at will basis, meaning that subject to the terms and conditions of the Visa Inc. Executive Severance Plan, Visa will be free to terminate your employment at any time, and that you will be free to resign from your employment with Visa at any time.

In line with our normal practices, this offer of employment (as well as continued employment) is subject to you completing, signing and returning (a) the enclosed Proprietary Information and Inventions Agreement; and (b) a Directors’ and Officers’ Questionnaire Update, which will be provided to you under separate cover. Furthermore, in compliance with the Immigration Reform and Control Act of 1986, each new employee, as a condition of employment, must complete an Employment Verification Form I-9 and present proof of identity and employment eligibility. Enclosed you will find a list of approved forms of identification, which we ask you to please provide on or before your start date.

This offer letter, the Plan, the Policy, the Clawback Policy Acknowledgement and the Proprietary Information and Inventions Agreement will form the complete and exclusive statement of your employment agreement with Visa. It supersedes any other agreements or promises made to you by anyone, whether oral or written, and it can only be modified in a written agreement signed by you and by duly authorized representative of the Board of Directors.

If you accept this offer of employment, please sign and date this letter in the space provided below and return a copy of the letter and the Confidential Information and Proprietary Agreement, to Cathy Yonts in the self-addressed envelope provided.

Please contact Bill Shanahan if you have any questions. We look forward to having you join Visa Inc.

Sincerely,

VISA INC.

By:	/s/ John Swainson

Name:	John Swainson
Title:	Lead Independent Director of the
Board of Directors of Visa Inc.

By:	/s/ Suzanne Nora Johnson

Name:	Suzanne Nora Johnson
Title:	Chairperson, Nominating and Corporate Governance Committee of the
Board of Directors of Visa Inc.

By:	/s/ William Shanahan

Name:	William Shanahan
Title:	Chairperson, Compensation Committee of the Board of Directors of Visa Inc.

ACCEPTED AND AGREED TO this 23rd day of October, 2012.

Charles Scharf

/s/ Charles Scharf
Signature